Exhibit 10.4

EXHIBIT B

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXCEPTION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(f) HEREOF.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(f) HEREOF.

MEDICOR LTD.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:		Number of Shares:

Date of Issuance:	April 26, 2006

Expiration Date:	April 26, 2011

MediCor Ltd., a Delaware corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                           , the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant (if required by Section 2(f)), at any time or times on or after the date hereof, but not after 11:59 P.M. New York Time on the Expiration Date (as defined below)                    (                   ) fully paid nonassessable shares of Common Stock (as defined below) of the Company (the “Warrant Shares”) at the purchase price per share provided in Section 1(b) below; provided, however, that in no event shall the holder be entitled or required to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its Affiliates to exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Common Stock following such exercise.  For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock that would be issuable upon (i) exercise of the remaining, unexercised Warrants (as defined in Section 1(a) below) beneficially owned by the holder and its Affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company beneficially owned by the holder and its Affiliates (including the Notes and any other convertible notes or preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of 1934 Act (as defined below).  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-Q or Form 10-KSB or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written (including e-mail) notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to any such holder the number of shares of Common Stock outstanding as of the date of such request.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Warrants and the Notes by such holder and its Affiliates, since the date as of which such number of outstanding shares of Common Stock was reported.  For purposes of determining the maximum number of shares of Common Stock that the Company may issue to the holder of this Warrant upon exercise of this Warrant, such holder’s delivery of an Exercise Notice (as defined in Section 2(a) below) with respect to such exercise shall constitute a representation (on which the Company may rely without investigation) by the holder of this Warrant that upon the issuance of the shares of Common Stock to be issued to such holder pursuant to such exercise, the shares of Common Stock beneficially owned by such holder and its Affiliates shall not exceed the Maximum Percentage of the total outstanding shares of Common Stock of the Company immediately after giving effect to such exercise as determined in accordance with this paragraph.  By written notice to the Company, the holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61)st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the holder of this Warrant and not to any other holder of Warrants.

Section 1.                                            Securities Purchase Agreement.

(a)                                  This Warrant is one of the warrants issued pursuant to Section 1 of that certain Securities Purchase Agreement dated as of April 26, 2006, among the Company and the Persons (as defined below) referred to therein (as such agreement may be amended from time to time as provided in such agreement, the “Securities Purchase Agreement”), or issued in exchange or substitution therefor (all such warrants being collectively referred to as the “Warrants”).  Each capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Securities Purchase Agreement.

(b)                                 Definitions.  The following words and terms as used in this Warrant shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors and stockholders of the Company prior to the date of the Securities Purchase Agreement and listed on Schedule 3(c) thereto, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

“Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

“Exempted Issuance” means (i) shares of Common Stock issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan; (ii) shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the date of the Securities Purchase Agreement and set forth in Schedule 3(c) to the Securities Purchase Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement; and (ii) shares of the Common Stock issued or deemed to have been issued by the Company upon conversion of the Notes or exercise of the Warrants.

“Expiration Date” means the date that is the fifth anniversary of the Warrant Date (as defined in Section 14) or, if such date does not fall on a Business Day, then the next Business Day.

“Option” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means any individual, firm, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, government (or any department, agency or political subdivision thereof), or other entity of any kind, including any successor of such entity.

“Principal Market” means, with respect to the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

“Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof pursuant to the terms of this Warrant.

“Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $4.50, subject to adjustment as hereinafter provided.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant.  If the Company and the holder of this Warrant are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2 below.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2.                                            Exercise of Warrant.

(a)                                  Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. New York Time on the Expiration Date by (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds (or by check if the Company has not provided the holder of this Warrant with wire transfer instructions for such payment) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) if required by Section 2(f) (or unless the holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the holder), the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or, pursuant to Section 10, an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, on the second (2nd) Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and, if required by Section 2 (or unless the holder of this Warrant has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the holder), this Warrant (or, pursuant to Section 10, an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the holder is eligible to receive shares through DTC, the Company shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) the Company shall issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled.  Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of credit or delivery of the certificates evidencing such Warrant Shares.  In the case of a dispute as to the determination of the Warrant Exercise Price, the Weighted Average Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Days after receipt of the holder’s Exercise Notice.  If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Weighted Average Price or arithmetic calculation of the number of Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Weighted Average Price to an independent, reputable investment banking firm agreed to by the Company and the holder of this Warrant or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside public accountant, as the case may be.  The Company shall direct the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than three (3) Business Days after the time it receives the disputed determinations or calculations.  Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent demonstrable error.

(b)                                 If this Warrant is submitted for exercise, as may be required by Section 2(f), and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).

(c)                                  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(d)                                 If the Company shall fail for any reason or for no reason (x) to issue and deliver to the holder within three (3) Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder’s balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant or (y) to issue and deliver to the holder by the Warrant Delivery Date a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, if any, then the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after such third (3rd) Business Day that such shares of Common Stock are not issued and delivered or credited to the holder, in the case of clause (x) above, or such third (3rd) Business Day that such Warrant is not delivered, in the case of clause (y) above, an amount equal to the sum of (i) if the Company has failed to deliver or credit shares of Common Stock on or prior to the Warrant Share Delivery Date, 0.5% of the product of (A) the number of shares of Common Stock not issued or credited to the holder on or prior to the Warrant Share Delivery Date and (B) the Weighted Average Price of the Common Stock on the Warrant Share Delivery Date, and (ii) if the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date, 0.5% of the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date, and (y) the Weighted Average Price of the Common Stock on the Warrant Delivery Date; provided that in no event shall cash damages accrue pursuant to this Section 2(d) during the period, if any, in which any Warrant Shares are the subject of a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2.  Alternatively, subject to the dispute resolution provisions of Section 2, at the election of the holder made in the holder’s sole discretion, the Company shall pay to the holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), 120% of the amount that (A) the holder’s total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by such holder of the shares of Common Stock to which the holder is entitled but has not received upon an exercise, exceeds (B) the net proceeds received by the holder from the sale of the shares of Common Stock to which the holder is entitled but has not received upon such exercise.

(e)                                  The holder of this Warrant may, at its election and in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B
For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised;

B=	the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the date of the delivery of the Exercise Delivery Documents; and

C=	the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For the avoidance of doubt, (i) in connection with a Cashless Exercise, the holder shall only be entitled to be issued and delivered or credited the Net Number of shares of Common Stock on or prior to the corresponding Warrant Share Delivery Date and (ii) the holder shall only be entitled to elect a Cashless Exercise if the Net Number is greater than zero.

(f)                                    Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the holder of this Warrant shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant.  The holder and the Company shall each maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the other, so as not to require physical surrender of this Warrant upon each such exercise.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the holder is entitled shall be controlling and determinative in the absence of demonstrable error.  Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the holder may not transfer this Warrant unless the holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new Warrant of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant.  The holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercises of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.  Each Warrant shall bear the following legend:

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(f) HEREOF.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(f) HEREOF.

Section 3.                                            Representations, Warranties and Covenants of the Company.

(a)                                  This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)                                 All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issuance thereof.

(c)                                  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 150% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The initial number of shares of Common Stock reserved for exercises of the Warrants and each increase in the number of shares of Common Stock so reserved shall be allocated pro rata among the holders of the Warrants based on the number of Warrants then held by each holder of the Warrants or increase in the number of reserved shares of Common Stock, as the case may be.  In the event any holder of the Warrants shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of the number of shares of Common Stock reserved for such transferor.  Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Warrants shall be allocated to the remaining holders of the Warrants, pro rata based on the number of Warrants then held by such holders.

(d)                                 If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding.

(e)                                  If, and so long as, any shares of Common Stock shall be listed on the American Stock Exchange or another securities exchange or quoted on The NASDAQ Stock Market, Inc. (“NASDAQ”), the shares of Common Stock issuable upon exercise of this Warrant shall be so listed or quoted; and the Company shall so list on such exchange or market, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such securities exchange or market.

(f)                                    So long as any of the Warrants are outstanding, the Company will, and will cause each of its Subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect all material Intellectual Property used in the business of the Company and its Subsidiaries.

(g)                                 The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above $0.001 per share, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(h)                                 This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the assets of the Company and it shall be a condition to the closing of any of the foregoing transactions that such successor entity (i) complies with the terms of, and satisfies the conditions in, Section 9(b) below and (ii) is a publicly traded corporation whose common stock is listed for trading on a nationally recognized stock exchange or quoted on NASDAQ.

Section 4.                                            Taxes. The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the holder) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.                                            Warrant Holder Not Deemed a Stockholder.  Except as set forth in Section 8 below, prior to the exercise of this Warrant, the holder of this Warrant shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities upon exercise of this Warrant or otherwise or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company, except to the extent specifically provided for herein.  Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.                                            Representations of Holder.  The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for offer or resale in connection with, any distribution in violation of the 1933 Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time pursuant to a registration statement that has been declared and is effective under the 1933 Act or an exemption from the registration requirements of the 1933 Act.  The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act (an “Accredited Investor”).

Section 7.                                            Ownership and Transfer.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(a)                                  The holder may assign or transfer some or all of its rights hereunder, subject to compliance with the 1933 Act and the provisions of Section 2 of the Securities Purchase Agreement without the consent of the Company.

(b)                                 The Company is obligated to register the Warrant Shares for resale under the 1933 Act pursuant to the Registration Rights Agreement.  The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement).  Each holder of this Warrant shall be entitled to all the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

Section 8.                                            Adjustments to Warrant Exercise Price.  The Warrant Exercise Price, and the number and type of securities to be received upon exercise of this Warrant, shall be adjusted from time to time as provided in this Section 8.

(a)                                  In the event that the Company shall at any time or from time to time, on or after the Warrant Date and prior to the exercise of this Warrant, (A) pay a dividend or make a distribution payable in shares of Common Stock on any class of shares of capital stock of the Company, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its shares of Common Stock, then, and in each such case, (X) the aggregate number of Warrant Shares for which this Warrant is exercisable (the “Warrant Share Number”) immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrant holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (Y) the Warrant Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter.  An adjustment made pursuant to this Section 8 shall become effective immediately upon the opening of business on the day next following the record date (subject to Section 8(g) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(b)                                 In the event that the Company shall at any time or from time to time, on or after the Warrant Date and prior to the exercise of this Warrant, (A) issue shares of Common Stock, Convertible Securities, or Options entitling the recipient thereof to subscribe for or purchase shares of Common Stock, at a price per share or (B) amend or otherwise modify the terms of any Convertible Securities or Options to a price per share (such issuance, subscription or purchase price or amended or modified price being referred to as the “New Issue Price”), in either case, less than the Warrant Exercise Price then in effect, then the Warrant Exercise Price in effect at the opening of business on the day next following such issuance shall be adjusted to equal the New Issue Price.  Such adjustment shall become effective immediately upon the opening of business on the day next following such issuance.  In determining whether any shares of Common Stock are issued or issuable, or Convertible Securities or Options entitle the holders of Warrants to subscribe for or purchase shares of Common Stock at less than such Warrant Exercise Price, there shall be taken into account any consideration received by the Company upon issuance of any such securities, the conversion of any such Convertible Securities and upon exercise of such Options the value of such consideration, if other than cash, to be determined in good faith by the board of directors of the Company (the “Board of Directors”) in the exercise of their fiduciary duty, with the concurrence of the holders of at least a majority of the Warrants then outstanding.  Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Warrant Exercise Price will be required as a result of any Exempted Issuance.

(c)                                  In case the Company shall at any time or from time to time, on or after the Warrant Date and prior to exercise of this Warrant, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company, any Subsidiary or another issuer, securities of the Company (including Convertible Securities), any Subsidiary or another issuer or other assets (excluding dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 8 and any distribution in connection with an Exempted Issuance) or Options to subscribe for or purchase of any of the foregoing, then, and in each such case, the Warrant Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Warrant Exercise Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties with the concurrence of the holders of at least a majority of the Warrants then outstanding) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such Options to subscribe applicable to one share of Common Stock and (y) the denominator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution (but such fraction shall not be greater than one).  Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(d)                                 In the event that the Company shall at any time or from time to time, on or after the Warrant Date and prior to the exercise of this Warrant, make a payment of cash or other consideration to the holders of shares of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, and the value of the sum of (i) the aggregate cash and other consideration paid for such shares of Common Stock, and (ii) any other consent or other fees paid to holders of shares of Common Stock in respect of such tender offer or exchange offer, expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date any such tender offer or exchange offer is first publicly announced (the “Announcement Date”), then the Warrant Exercise Price shall be adjusted in accordance with the formula:

R’ = R x	O’ x P
F + (P x O)

For purposes of the foregoing formula:

R = the Warrant Exercise Price in effect at the expiration time of the tender offer or exchange offer that is the subject of this Section 4(e)(iv) (the “Expiration Time”);

R’ = the Warrant Exercise Price in effect immediately after the expiration time;

F = the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties with the concurrence of the holders of at least a majority of the Warrants then outstanding) of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn prior to the Expiration Time (the “Purchased Shares”);

O = the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares;

O’ = the number of shares of Common Stock outstanding immediately after the Expiration Time, plus any Purchased Shares; and

P = the Weighted Average Price of the Common Stock on the Trading Day next succeeding the Announcement Date.

Such decrease, if any, shall become effective immediately upon the opening of business on the day next following the Expiration Time.  In the event that Company is obligated to purchase shares pursuant to any tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Warrant Exercise Price shall again be adjusted to the Warrant Exercise Price that would then be in effect if such tender or exchange offer had not been made.  If the application of this Section 8(d) to any tender or exchange offer would result in an increase in the Warrant Exercise Price, no adjustment shall be made for such tender or exchange offer under this Section 8(d).

(e)                                  No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require a cumulative decrease of at least $0.01 in such price; provided, however, that any adjustments that by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made.  All calculations under this Section 8(e) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

(f)                                    Whenever the Warrant Exercise Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer’s certificate setting forth the Warrant Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Warrant Exercise Price setting forth the adjusted Warrant Exercise Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Warrant Exercise Price to the holders of the Warrants at such holder’s last address as shown on the stock records of the Company.

(g)                                 In any case in which Section 8 provides that an adjustment shall become effective on the day next following the record date for an event, the Company may without penalty defer until the occurrence of such event issuing to the holders of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

(h)                                 If any action or transaction would require adjustment of the Warrant Exercise Price pursuant to more than one subsection of this Section 8, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(i)                                     If, at any time or from time to time on or after the Warrant Date and prior to the exercise of this Warrant, any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price so as to protect the rights of the holder; provided that no such adjustment will increase the Warrant Exercise Price as otherwise determined pursuant to this Section 8.

Section 9.                                            Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)                                  In addition to any adjustments pursuant to Section 8 above, if at any time on or after the Warrant Date and prior to the earlier of the Expiration Date or the date on which this Warrant is exercised in whole the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)                                 Any recapitalization, reorganization, reclassification, consolidation, merger, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance satisfactory to the holders representing at least a majority of the shares of Common Stock issuable upon exercise of the Warrants then outstanding (without regard to any limitation on exercise thereof), to deliver to the Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders representing at least a majority of the Warrants then outstanding.  Subject to Section 8, prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders representing at least a majority of Warrants then outstanding) to ensure that the holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations or restrictions on the exercise thereof) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercise of this Warrant).

Section 10.                                      Lost, Stolen, Mutilated or Destroyed Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver a new Warrant of like denomination and tenor to such holder; provided, however, the Company shall not be obligated to re-issue a Warrant if the holder contemporaneously exercises this Warrant in its entirety and purchases the Warrant Shares as permitted hereunder.

Section 11.                                      Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

MediCor Ltd.
4560 S. Decatur Blvd., Suite 300
Las Vegas, Nevada 89103
Facsimile:	(702) 932-4561
Attention:	Corporate Secretary/General Counsel

With copy to:

Clifford Chance US LLP
Facsimile:	(212) 878-8375
Attention:	Alejandro E. Camacho

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Purchasers to the Securities Purchase Agreement, with copies to such holder’s representatives as set forth on such Schedule of Purchasers, or, in the case of the holder or any other Person named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party in accordance with this Section 11 at least five (5) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.                                      Limitation on Number of Warrant Shares.  The Company shall not be obligated to issue any Warrant Shares upon exercise of the Warrants if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of the Warrants and the Notes (the “Exchange Cap”) without breaching any obligations that the Company has under the rules or regulations of the Principal Market, if at the time of any determination, the Common Stock is listed on a national securities exchange or quoted on NASDAQ, except that such limitation shall not apply in the event that the Company (a) obtains Stockholder Approval or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders representing at least a majority of the Warrant Shares then issuable upon exercise of outstanding Warrants, at any time, without regard to any limitation on exercise.  Until such Stockholder Approval or written opinion is obtained, no holder of Warrants shall be issued, upon exercise of any of the Warrants, Warrant Shares in an amount greater than the difference of (i) such holder’s Cap Allocation Amount (as defined in the Notes), minus (ii) the aggregate number of (x) Conversion Shares that have been issued to such holder prior to such time upon conversion of any Notes and (y) Warrant Shares that have been issued to such holder prior to such time upon exercise of any Warrants.  In the event that any holder of Warrants shall sell or otherwise transfer any of such Warrants, the transferee shall be allocated a pro rata portion of such holder’s Cap Allocation Amount.  In the event that, after the Closing Date, any holder of the Warrants shall convert all of such holder’s Notes and exercise all of such holder’s Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Cap Allocation Amount, then the difference between such holder’s Cap Allocation Amount and the number of Warrant Shares and Conversion Shares actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Warrants and Notes on a pro rata basis in proportion to the aggregate number of Warrant Shares and Conversion Shares issuable upon exercise of the Warrants and conversion of the Notes (at the then prevailing conversion price), if any, then held by each such holder, without regard to any limitations on conversion or exercise.  In the event that upon the delivery of an Exercise Notice the Company is prohibited from issuing Warrant Shares as a result of the operation of this Section 12, the Company shall repurchase for cash, within five (5) Business Days, the portion of this Warrant with respect to which Warrant Shares cannot be issued as result of this Section 12, at a price per Warrant Share equal to the difference between the Weighted Average Price of the Common Stock and the Warrant Exercise Price of such Warrant Shares as of the date of the attempted exercise.

Section 13.                                      Notice of Certain Events .  The Company will give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined above), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder to the extent it is material non-public information.  The

Company will also give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder to the extent it is material non-public information.

Section 14.                                      Date.  The date of this Warrant is April 26, 2006 (the “Warrant Date”).  This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 9(a) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 15.                                      Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of any Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 16.                                      Governing Law; Jurisdiction.  This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 17.                                      WAIVER OF JURY TRIAL.  THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO, AND AGREES NOT TO REQUEST,

A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 18.                                      Descriptive Headings.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 19.                                      Rules of Construction.  Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to articles, sections, schedules or exhibits contained in or attached to this Warrant, (b) each accounting term not otherwise defined in this Warrant has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of April     , 2006.

MEDICOR LTD.

By:
Name:
Title:

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

MEDICOR LTD.

The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Warrant Shares”) of MEDICOR LTD., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.                                       Form of Warrant Exercise Price.  The holder intends that payment of the Warrant Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares.

2.                                       Payment of Warrant Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                              to the Company in accordance with the terms of the Warrant.

3.                                       Delivery of Warrant Shares.  The Company shall deliver                        Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Authorization:

By:

Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                            , 200   from the Company and acknowledged and agreed to by U.S. Stock Transfer Corp.

MEDICOR LTD.

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                                  , Federal Tax Identification No.                     , a warrant to purchase                       shares of the capital stock of MediCor Ltd., a Delaware corporation, represented by warrant certificate no.             , standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint                      , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                    , 200

By:
Name:
Title:

B-1